UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HATTERAS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	26-1141886
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Oakwood Drive, Suite 340

Winston Salem, North Carolina 27103

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):  File No. 333-179805

Securities registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	Description of the Registrant’s Securities to be Registered

Hatteras Financial Corp. (the “Company”) hereby incorporates by reference herein the description of its 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), to be registered hereunder set forth under the heading “Description of Series A Preferred Stock” in the Company’s prospectus supplement, dated August 16, 2012, and related information under the heading “Description of Preferred Stock” in the prospectus, dated February 29, 2012, forming part of the Company’s registration statement on Form S-3 (Registration No. 333-179805), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Series A Preferred Stock is expected to be listed on the New York Stock Exchange.

ITEM 2. Exhibits

The documents listed below are filed as exhibits to this registration statement:

Exhibit No.	Description

3.1	Articles of Incorporation of Hatteras Financial Corp. (previously filed as an exhibit to the registrant’s Registration Statement on Form S-11 (No. 333-149314) filed with the Securities and Exchange Commission on February 20, 2008 and incorporated herein by reference)

3.2	Articles of Amendment of Hatteras Financial Corp., dated as of March 30, 2012 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2012 and incorporated herein by reference)

3.3	Articles of Amendment of Hatteras Financial Corp., dated as of August 16, 2012 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2012 and incorporated herein by reference)

3.4*	Articles Supplementary designating Hatteras Financial Corp.’s 7.625% Series A Cumulative Redeemable Preferred Stock

3.5	Bylaws of Hatteras Financial Corp. (previously filed as an exhibit to the registrant’s Registration Statement on Form S-11 (No. 333-149314) filed with the SEC on February 20, 2008 and incorporated herein by reference)

4.1*	Form of Specimen Certificate for Hatteras Financial Corp.’s 7.625% Series A Cumulative Redeemable Preferred Stock

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HATTERAS FINANCIAL CORP.

Date: August 23, 2012	By:	/s/ Kenneth A. Steele
	Name:	Kenneth A. Steele
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of Hatteras Financial Corp. (previously filed as an exhibit to the registrant’s Registration Statement on Form S-11 (No. 333-149314) filed with the Securities and Exchange Commission on February 20, 2008 and incorporated herein by reference)

3.2	Articles of Amendment of Hatteras Financial Corp., dated as of March 30, 2012 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2012 and incorporated herein by reference)

3.3	Articles of Amendment of Hatteras Financial Corp., dated as of August 16, 2012 (previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2012 and incorporated herein by reference)

3.4*	Articles Supplementary designating Hatteras Financial Corp.’s 7.625% Series A Cumulative Redeemable Preferred Stock

3.5	Bylaws of Hatteras Financial Corp. (previously filed as an exhibit to the registrant’s Registration Statement on Form S-11 (No. 333-149314) filed with the SEC on February 20, 2008 and incorporated herein by reference)

4.1*	Form of Specimen Certificate for Hatteras Financial Corp.’s 7.625% Series A Cumulative Redeemable Preferred Stock

*	Filed herewith.